Exhibit 99.1

NEWS RELEASE For more information:
Investors: Joe Selner, Chief Financial Officer, 920-491-7120 Media: Janet L. Ford, SVP of Public Relations, 414-207-5070

Associated reports first quarter earnings of $0.28 per common share, up from $0.11 for the fourth quarter of 2008
•	Net income available to common shareholders was $35.4 million for the first quarter compared to $13.6 million for the fourth quarter of 2008

•	Net interest income for the quarter was $189.3 million compared to $191.8 million for the fourth quarter of 2008

•	Total deposits grew by 4.7% to $15.9 billion at March 31, 2009 compared to $15.2 billion at December 31, 2008 and were up 14.3% from $13.9 billion at March 31, 2008

•	Mortgage loans originated for sale exceeded $1 billion during the quarter

•	Provision for loan losses of $105.4 million exceeded net charge offs of $57.6 million by $47.8 million, increasing allowance for loan losses to 1.97% of loans at March 31, 2009, up from 1.63% at December 31, 2008

•	Tangible common equity ratio remained stable at 6.10%

•	Quarterly dividend reduced to $0.05 per common share to preserve capital
GREEN BAY, Wis. — April 16, 2009 — Associated Banc-Corp (NASDAQ: ASBC) reported net income available to common shareholders of $35.4 million, or $0.28 per common share, for the quarter ended March 31, 2009. This compares to net income of $13.6 million, or $0.11 per common share for the fourth quarter of 2008, and net income of $66.5 million, or $0.52 per common share, for the first quarter of 2008.
Net interest income for the quarter was $189.3 million compared to $191.8 million for the fourth quarter of 2008 and $165.1 million for the same quarter a year ago. The company’s net interest margin was 3.59% at March 31, 2009 down 29 basis points from 3.88% at December 31, 2008 and comparable to 3.58% at March 31, 2008.
The provision for loan losses for the quarter was $105.4 million compared to $65.0 million for the fourth quarter of 2008, and $23.0 million for the same period one year ago. Net charge offs for the quarter were $57.6 million compared to $45.9 million for the fourth quarter of 2008, and $16.0 million for the first quarter of 2008. Nonperforming loans were $452.2 million at March 31, 2009 compared to $340.7 million at December 31, 2008. The increase in nonperforming loans reflects the continued deterioration in commercial real estate and construction credits. The increase in net charge offs is primarily attributable to several commercial and industrial loans. Going forward, the company expects the provision for loan losses to be lower than the provision in first quarter of 2009.
On average, loans were $16.4 billion for the first quarter of 2009, up $0.1 billion from the fourth quarter of 2008, with residential mortgage loan growth offset by declines in other loan categories. On a period end basis, loans were $15.9 billion at March 31, 2009, down $0.4 billion from December 31, 2008, representing declines in both commercial and retail balances.
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ASBC 1Q ’09 page 2 of 3
Deposits, on average, were $15.0 billion for the first quarter 2009, up $0.7 billion compared to fourth quarter 2008 and up $1.4 billion compared to first quarter 2008. On a period end basis, deposits grew to $15.9 billion at March 31, 2009, up 4.7% from $15.2 billion at December 31, 2008 and up 14.3% from $13.9 billion a year ago. The year over year growth is primarily attributable to increases in demand and money market deposits, and higher levels of network transaction deposits and brokered CDs.
Mortgage loans originated for sale during the first quarter exceeded $1 billion, an increase of $832 million from the fourth quarter of 2008. This exceptionally strong first quarter compares to $247 million for the fourth quarter of 2008 and $517 million for the first quarter of 2008. For the first quarter 2009, net mortgage banking income was $4.3 million compared to a loss of $1.2 million for the fourth quarter of 2008. First quarter results include a $12.3 million valuation charge related to mortgage servicing rights, compared to a $7.2 million valuation charge in the fourth quarter of 2008. The outlook for second quarter mortgage production remains strong with current locked mortgage commitments of approximately $780 million at March 31, 2009.
Core fee-based revenue of $61.4 million for the first quarter 2009 was comparable to first quarter 2008, as growth in deposit fees was offset by declines in other core fee-based revenue categories largely due to market declines and lower commercial lending fees.
Total noninterest expenses were $141.3 million, down $7.5 million from $148.8 million in the fourth quarter 2008, and up $5.0 million from $136.3 million in the first quarter 2008. The efficiency ratio improved to 51.31% in the first quarter of 2009, from 53.87% in the previous quarter and 52.79% in the first quarter 2008.
For the first quarter of 2009, income tax expense declined $33.1 million compared to the first quarter of 2008. The reduction in income tax expense was a result of lower income before tax and a $17.0 million, or $0.13 per common share, net decrease in the valuation allowance on and changes to state deferred tax assets as a result of the recently enacted Wisconsin combined reporting tax legislation. Excluding the state deferred tax assets adjustment, the quarter’s effective tax rate was 18.9% compared to 11.6% in the fourth quarter of 2008 and 24.8% in the first quarter of 2008.
More than $3.0 billion of credit has been originated or committed to be extended to new and existing customers since the infusion of capital from the TARP Capital Purchase Program. These loans support consumers and businesses that have a direct and indirect impact on jobs and the economy. In 2008, Associated Bank was named the No. 1 Small Business Administration (SBA) lender in Wisconsin for the fourth consecutive year, providing nearly twice as many loans as the number two SBA lender in the state. The bank continues to focus on providing credit in the communities it serves. Small business loans for the first quarter increased by 23% over the fourth quarter of 2008.
On April 16, 2009, the Board of Directors of Associated Banc-Corp declared a quarterly dividend of $0.05 per common share, a reduction of $0.27 from the previous quarterly dividend per common share of $0.32. The dividend is payable May 15, 2009, to shareholders of record at the close of business on May 7, 2009. “While the decision to reduce the quarterly dividend was difficult, we believe that it is in the best long-term interests of our shareholders to preserve capital during this time of unprecedented economic uncertainty and market volatility,” said Chairman and CEO Paul S. Beideman. “We believe the dividend reduction will better enable us to support our customers and communities, grow and expand our businesses, and maintain and enhance our tangible common equity. We recognize and appreciate the loyalty of our shareholders. We also understand the impact the dividend reduction will have on our shareholders. The Board of Directors and management are committed to increasing the dividend as soon as possible.”
Associated Banc-Corp (NASDAQ: ASBC) will host a conference call for investors and analysts at 3 p.m. Central Time (CT) Thursday, April 16, 2009. The toll-free dial-in number for the live call is 800-762-8779. The number for international callers is 480-248-5081. Participants should ask the operator for the Associated Banc-Corp first quarter 2009 earnings call, or for call ID number 4048464. A replay of the call will be available starting at 6 p.m. CT on April 16, 2009 through 12:00 midnight CT on May 16, 2009 by calling 800-406-7325 (toll-free) domestically or 303-590-3030 internationally. The call ID number, 4048464, is required to access the replay.
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ASBC 1Q ’09 page 3 of 3
Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified bank holding company with total assets of $24 billion. Associated has approximately 300 banking offices serving approximately 160 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

			Mar09 vs Dec08		Mar09 vs Mar08
	March 31,	December 31,		March 31,
(in thousands)	2009	2008	% Change	2008	% Change

Assets
Cash and due from banks	$378,645	$533,338	(29.0%)	$477,971	(20.8%)
Interest-bearing deposits in other
financial institutions	12,527	12,649	(1.0%)	25,216	(50.3%)
Federal funds sold and securities purchased under agreements to resell	48,578	24,741	96.3%	20,250	139.9%
Securities available for sale, at fair value	5,495,822	5,349,417	2.7%	3,616,280	52.0%
Loans held for sale	355,077	87,084	307.7%	123,652	187.2%
Loans	15,917,952	16,283,908	(2.2%)	15,785,283	0.8%
Allowance for loan losses	(313,228)	(265,378)	18.0%	(207,602)	50.9%

Loans, net	15,604,724	16,018,530	(2.6%)	15,577,681	0.2%
Premises and equipment, net	187,685	190,942	(1.7%)	193,774	(3.1%)
Goodwill	929,168	929,168	0.0%	929,168	0.0%
Other intangible assets, net	72,965	80,165	(9.0%)	90,477	(19.4%)
Other assets	1,264,534	966,033	30.9%	849,284	48.9%

Total assets	$24,349,725	$24,192,067	0.7%	$21,903,753	11.2%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,818,088	$2,814,079	0.1%	$2,516,265	12.0%
Interest-bearing deposits, excluding Brokered CDs	12,132,610	11,551,181	5.0%	10,634,511	14.1%
Brokered CDs	922,491	789,536	16.8%	731,398	26.1%

Total deposits	15,873,189	15,154,796	4.7%	13,882,174	14.3%
Short-term borrowings	3,365,130	3,703,936	(9.1%)	3,852,524	(12.7%)
Long-term funding	1,961,604	1,861,647	5.4%	1,536,399	27.7%
Accrued expenses and other liabilities	252,633	595,185	(57.6%)	250,238	1.0%

Total liabilities	21,452,556	21,315,564	0.6%	19,521,335	9.9%
Stockholders’ Equity
Preferred equity	508,766	508,008	0.1%	—	N/M
Common stock	1,284	1,281	0.2%	1,278	0.5%
Surplus	1,075,598	1,073,218	0.2%	1,043,839	3.0%
Retained earnings	1,287,687	1,293,941	(0.5%)	1,318,573	(2.3%)
Accumulated other comprehensive income	23,931	55	N/M	20,131	18.9%
Treasury stock	(97)	—	N/M	(1,403)	(93.1%)

Total stockholders’ equity	2,897,169	2,876,503	0.7%	2,382,418	21.6%

Total liabilities and stockholders’ equity	$24,349,725	$24,192,067	0.7%	$21,903,753	11.2%

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended
	March 31,		Quarter
(in thousands, except per share amounts)	2009	2008	% Change

Interest Income
Interest and fees on loans	$202,025	$255,053	(20.8%)
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	50,903	31,352	62.4%
Tax-exempt	9,494	10,259	(7.5%)
Interest on federal funds sold and securities purchased under agreements to resell	63	206	(69.4%)

Total interest income	262,485	296,870	(11.6%)
Interest Expense
Interest on deposits	46,599	81,506	(42.8%)
Interest on short-term borrowings	5,154	28,173	(81.7%)
Interest on long-term funding	21,454	22,074	(2.8%)

Total interest expense	73,207	131,753	(44.4%)

Net Interest Income	189,278	165,117	14.6%
Provision for loan losses	105,424	23,002	358.3%

Net interest income after provision for loan losses	83,854	142,115	(41.0%)
Noninterest Income
Trust service fees	8,477	10,074	(15.9%)
Service charges on deposit accounts	27,205	23,684	14.9%
Card-based and other nondeposit fees	10,174	11,425	(10.9%)
Retail commissions	15,512	16,115	(3.7%)
Mortgage banking, net	4,267	6,945	(38.6%)
Bank owned life insurance income	5,772	4,861	18.7%
Asset sale losses, net	(1,107)	(456)	142.8%
Investment securities gains (losses), net	10,596	(2,940)	N/M
Other	8,081	12,920	(37.5%)

Total noninterest income	88,977	82,628	7.7%
Noninterest Expense
Personnel expense	77,098	75,643	1.9%
Occupancy	12,881	13,264	(2.9%)
Equipment	4,589	4,597	(0.2%)
Data processing	7,597	7,121	6.7%
Business development and advertising	4,737	5,041	(6.0%)
Other intangible amortization	1,386	1,569	(11.7%)
Legal and professional fees	4,241	2,773	52.9%
Foreclosure/OREO expense	5,013	1,969	154.6%
FDIC expense	5,775	406	N/M
Other	17,947	23,929	(25.0%)

Total noninterest expense	141,264	136,312	3.6%

Income before income taxes	31,567	88,431	(64.3%)
Income tax expense (benefit)	(11,158)	21,966	(150.8%)

Net income	42,725	66,465	(35.7%)
Preferred stock dividends and discount	7,321	—	N/M

Net income available to common equity	$35,404	$66,465	(46.7%)

Earnings Per Common Share:
Basic	$0.28	$0.52	(46.2%)
Diluted	$0.28	$0.52	(46.2%)

Average Common Shares Outstanding:
Basic	127,839	127,298	0.4%
Diluted	127,848	127,825	0.0%

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	1Q09	4Q08	3Q08	2Q08	1Q08

Interest Income
Interest and fees on loans	$202,025	$230,872	$229,001	$237,727	$255,053
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	50,903	38,032	32,209	31,878	31,352
Tax-exempt	9,494	9,811	9,887	9,776	10,259
Interest on federal funds sold and securities purchased under agreements to resell	63	154	279	213	206

Total interest income	262,485	278,869	271,376	279,594	296,870
Interest Expense
Interest on deposits	46,599	56,402	61,743	63,655	81,506
Interest on short-term borrowings	5,154	10,090	23,958	24,363	28,173
Interest on long-term funding	21,454	20,595	19,158	18,844	22,074

Total interest expense	73,207	87,087	104,859	106,862	131,753

Net Interest Income	189,278	191,782	166,517	172,732	165,117
Provision for loan losses	105,424	65,044	55,011	59,001	23,002

Net interest income after provision for loan losses	83,854	126,738	111,506	113,731	142,115
Noninterest Income
Trust service fees	8,477	8,248	10,020	10,078	10,074
Service charges on deposit accounts	27,205	30,946	33,609	30,129	23,684
Card-based and other nondeposit fees	10,174	12,297	12,517	12,301	11,425
Retail commissions	15,512	15,541	14,928	16,004	16,115

Total core fee-based revenue	61,368	67,032	71,074	68,512	61,298
Mortgage banking, net	4,267	(1,227)	3,571	5,395	6,945
Bank owned life insurance income	5,772	4,711	5,235	4,997	4,861
Asset sale gains (losses), net	(1,107)	(1,054)	573	(731)	(456)
Investment securities gains (losses), net	10,596	(35,298)	(13,585)	(718)	(2,940)
Other	8,081	6,910	8,455	9,170	12,920

Total noninterest income	88,977	41,074	75,323	86,625	82,628
Noninterest Expense
Personnel expense	77,098	77,374	78,395	78,066	75,643
Occupancy	12,881	13,134	12,037	12,026	13,264
Equipment	4,589	4,785	5,088	4,653	4,597
Data processing	7,597	7,446	7,634	8,250	7,121
Business development and advertising	4,737	6,047	5,175	5,137	5,041
Other intangible amortization	1,386	1,564	1,568	1,568	1,569
Legal and professional fees	4,241	5,311	3,538	2,944	2,773
Foreclosure/OREO expense	5,013	6,716	2,427	2,573	1,969
FDIC expense	5,775	930	791	397	406
Other	17,947	25,443	19,924	20,207	23,929

Total noninterest expense	141,264	148,750	136,577	135,821	136,312

Income before income taxes	31,567	19,062	50,252	64,535	88,431
Income tax expense (benefit)	(11,158)	2,203	12,483	17,176	21,966

Net income	42,725	16,859	37,769	47,359	66,465
Preferred stock dividends and discount	7,321	3,250	—	—	—

Net income available to common equity	$35,404	$13,609	$37,769	$47,359	$66,465

Earnings Per Common Share:
Basic	$0.28	$0.11	$0.30	$0.37	$0.52
Diluted	$0.28	$0.11	$0.30	$0.37	$0.52

Average Common Shares Outstanding:
Basic	127,839	127,717	127,553	127,433	127,298
Diluted	127,848	127,944	127,711	127,964	127,825

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share and full time equivalent employee data)	1st Qtr 2009	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008	1st Qtr 2008
Summary of Operations
Net interest income	$189,278	$191,782	$166,517	$172,732	$165,117
Provision for loan losses	105,424	65,044	55,011	59,001	23,002
Asset sale gains (losses), net	(1,107)	(1,054)	573	(731)	(456)
Investment securities gains (losses), net	10,596	(35,298)	(13,585)	(718)	(2,940)
Noninterest income (excluding securities & asset gains)	79,488	77,426	88,335	88,074	86,024
Noninterest expense	141,264	148,750	136,577	135,821	136,312
Income before income taxes	31,567	19,062	50,252	64,535	88,431
Income tax expense (benefit)	(11,158)	2,203	12,483	17,176	21,966
Net income	42,725	16,859	37,769	47,359	66,465
Net income available to common equity	35,404	13,609	37,769	47,359	66,465
Taxable equivalent adjustment	6,544	6,902	6,899	6,814	7,096

Per Common Share Data
Net income:
Basic	$0.28	$0.11	$0.30	$0.37	$0.52
Diluted	0.28	0.11	0.30	0.37	0.52
Dividends	0.32	0.32	0.32	0.32	0.31
Market Value:
High	$21.39	$24.21	$25.92	$29.23	$28.86
Low	10.60	15.72	14.85	19.29	22.60
Close	15.45	20.93	19.95	19.29	26.63
Book value	18.68	18.54	18.52	18.46	18.71

Performance Ratios (annualized)
Earning assets yield	4.94%	5.57%	5.58%	5.82%	6.33%
Interest-bearing liabilities rate	1.61	2.00	2.44	2.53	3.19
Net interest margin	3.59	3.88	3.48	3.65	3.58
Return on average assets	0.71	0.30	0.68	0.87	1.25
Return on average equity	5.98	2.58	6.38	8.01	11.34
Return on average tangible common equity (1)	10.05	3.83	10.83	13.51	19.26
Efficiency ratio (2)	51.31	53.87	52.18	50.75	52.79
Effective tax rate	(35.35)	11.56	24.84	26.61	24.84
Dividend payout ratio (3)	114.29	290.91	106.67	86.49	59.62

Average Balances
Assets	$24,255,783	$22,646,421	$22,072,948	$21,975,451	$21,449,963
Earning assets	21,959,077	20,436,483	19,884,434	19,754,651	19,276,208
Interest-bearing liabilities	18,457,879	17,363,481	17,107,551	16,992,508	16,611,047
Loans	16,430,347	16,285,881	16,203,717	16,120,732	15,708,321
Deposits	15,045,976	14,395,626	13,710,297	13,493,511	13,643,559
Wholesale funding	6,098,266	5,496,248	5,876,051	5,950,699	5,293,797
Common stockholders’ equity	2,391,325	2,376,639	2,353,606	2,377,841	2,357,757
Stockholders’ equity	2,899,603	2,602,917	2,353,606	2,377,841	2,357,757
Common stockholders’ equity/assets	9.86%	10.49%	10.66%	10.82%	10.99%
Stockholders’ equity / assets	11.95%	11.49%	10.66%	10.82%	10.99%

At Period End
Assets	$24,349,725	$24,192,067	$22,487,394	$22,302,704	$21,903,753
Loans	15,917,952	16,283,908	16,272,487	16,149,327	15,785,283
Allowance for loan losses	313,228	265,378	246,189	229,605	207,602
Goodwill	929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights, net	39,754	45,568	53,977	54,725	51,013
Other intangible assets	33,211	34,597	36,161	37,896	39,464
Deposits	15,873,189	15,154,796	14,245,667	13,378,734	13,882,174
Wholesale funding	5,326,734	5,565,583	5,667,737	6,359,811	5,388,923
Stockholders’ equity	2,897,169	2,876,503	2,364,247	2,353,882	2,382,418
Stockholders’ equity / assets	11.90%	11.89%	10.51%	10.55%	10.88%
Tangible common equity / tangible assets (4)	6.10%	6.05%	6.50%	6.50%	6.75%
Tangible equity/tangible assets (5)	8.27%	8.23%	6.50%	6.50%	6.75%
Shares outstanding, end of period	127,860	127,762	127,646	127,537	127,365

Selected trend information
Average full time equivalent employees	5,143	5,109	5,141	5,179	5,093
Trust assets under management, at market value	$4,800,000	$5,100,000	$5,600,000	$5,900,000	$6,000,000
Mortgage loans originated for sale during period	1,079,732	247,465	217,993	431,757	516,780
Mortgage portfolio serviced for others	6,582,000	6,606,000	6,596,000	6,584,000	6,472,000
Mortgage servicing rights, net / Portfolio serviced for others	0.60%	0.69%	0.82%	0.83%	0.79%

(1)	Return on average tangible common equity = Net income available to common equity divided by average common equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(2)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.

(3)	Ratio is based upon basic earnings per common share.

(4)	Tangible common equity to tangible assets = Common stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

Financial Summary and Comparison
Associated Banc-Corp

	Three months ended
	March 31,
(in thousands)	2009	2008	% Change

Allowance for Loan Losses
Beginning balance	$265,378	$200,570	32.3%
Provision for loan losses	105,424	23,002	358.3%
Charge offs	(60,174)	(19,494)	208.7%
Recoveries	2,600	3,524	(26.2%)

Net charge offs	(57,574)	(15,970)	260.5%

Ending balance	$313,228	$207,602	50.9%

Credit Quality

			Mar09 vs Dec08				Mar09 vs Mar08
	Mar 31, 2009	Dec 31, 2008	% Change	Sept 30, 2008	Jun 30, 2008	Mar 31, 2008	% Change

Nonaccrual loans	$433,246	$326,857	32.5%	$290,039	$277,100	$197,498	119.4%
Loans 90 or more days past due and still accruing	16,002	13,811	15.9%	14,631	11,762	9,959	60.7%
Restructured loans	2,927	—	N/M	—	—	—	N/M

Total nonperforming loans	452,175	340,668	32.7%	304,670	288,862	207,457	118.0%
Other real estate owned (OREO)	54,883	48,710	12.7%	46,473	46,579	26,798	104.8%

Total nonperforming assets	$507,058	$389,378	30.2%	$351,143	$335,441	$234,255	116.5%

Provision for loan losses	105,424	65,044	62.1%	55,011	59,001	23,002	358.3%
Net charge offs	57,574	45,855	25.6%	38,427	36,998	15,970	260.5%

Allowance for loan losses / loans	1.97%	1.63%		1.51%	1.42%	1.32%
Allowance for loan losses / nonperforming loans	69.27	77.90		80.81	79.49	100.07
Nonperforming loans / total loans	2.84	2.09		1.87	1.79	1.31
Nonperforming assets / total loans plus OREO	3.17	2.38		2.15	2.07	1.48
Nonperforming assets / total assets	2.08	1.61		1.56	1.50	1.07
Net charge offs / average loans (annualized)	1.42	1.12		0.94	0.92	0.41
Year-to-date net charge offs / average loans	1.42	0.85		0.76	0.67	0.41

Nonperforming loans by type:
Commercial, financial & agricultural	$102,257	$104,664	(2.3%)	$85,995	$78,731	$54,919	86.2%
Commercial real estate	100,838	62,423	61.5%	52,875	42,280	37,367	169.9%
Real estate — construction	152,008	90,048	68.8%	98,205	110,717	56,456	169.3%
Lease financing	1,707	187	812.8%	83	522	1,316	29.7%

Total commercial	356,810	257,322	38.7%	237,158	232,250	150,058	137.8%
Home equity	35,224	31,035	13.5%	25,372	23,555	18,488	90.5%
Installment	6,755	7,155	(5.6%)	6,035	5,184	4,184	61.4%

Total retail	41,979	38,190	9.9%	31,407	28,739	22,672	85.2%
Residential mortgage	53,386	45,156	18.2%	36,105	27,873	34,727	53.7%

Total nonperforming loans	$452,175	$340,668	32.7%	$304,670	$288,862	$207,457	118.0%

Period End Loan Composition

			Mar09 vs Dec08				Mar09 vs Mar08
	Mar 31, 2009	Dec 31, 2008	% Change	Sept 30, 2008	Jun 30, 2008	Mar 31, 2008	% Change

Commercial, financial & agricultural	$4,160,274	$4,388,691	(5.2%)	$4,343,208	$4,423,192	$4,458,639	(6.7%)
Commercial real estate	3,575,301	3,566,551	0.2%	3,534,791	3,583,877	3,585,779	(0.3%)
Real estate — construction	2,228,090	2,260,888	(1.5%)	2,363,116	2,351,401	2,273,125	(2.0%)
Lease financing	116,100	122,113	(4.9%)	125,907	124,661	118,613	(2.1%)

Total commercial	10,079,765	10,338,243	(2.5%)	10,367,022	10,483,131	10,436,156	(3.4%)
Home equity	2,784,248	2,883,317	(3.4%)	2,892,952	2,757,684	2,387,223	16.6%
Installment	853,214	827,303	3.1%	842,741	826,895	842,564	1.3%

Total retail	3,637,462	3,710,620	(2.0%)	3,735,693	3,584,579	3,229,787	12.6%
Residential mortgage	2,200,725	2,235,045	(1.5%)	2,169,772	2,081,617	2,119,340	3.8%

Total loans	$15,917,952	$16,283,908	(2.2%)	$16,272,487	$16,149,327	$15,785,283	0.8%

Period End Deposit Composition

			Mar09 vs Dec08				Mar09 vs Mar08
	Mar 31, 2009	Dec 31, 2008	% Change	Sept 30, 2008	Jun 30, 2008	Mar 31, 2008	% Change

Demand	$2,818,088	$2,814,079	0.1%	$2,545,779	$2,602,026	$2,516,265	12.0%
Savings	895,310	841,129	6.4%	888,731	921,000	891,806	0.4%
Interest-bearing demand	1,796,724	1,796,405	0.0%	1,667,640	1,697,910	1,788,404	0.5%
Money market	5,410,095	4,926,088	9.8%	4,608,686	3,917,505	3,972,080	36.2%
Brokered CDs	922,491	789,536	16.8%	579,607	398,423	731,398	26.1%
Other time deposits	4,030,481	3,987,559	1.1%	3,955,224	3,841,870	3,982,221	1.2%

Total deposits	$15,873,189	$15,154,796	4.7%	$14,245,667	$13,378,734	$13,882,174	14.3%

Network transaction deposits included above in interest-bearing demand and money market	$1,759,656	$1,530,675	15.0%	$1,356,616	$620,440	$610,351	188.3%
Customer repo sweeps (a)	$333,706	$505,788	(34.0%)	$657,032	$667,720	$789,218	(57.7%)

(a)	Included within short-term borrowings.

N/M — Not meaningful.

	Three months ended March 31, 2009			Three months ended March 31, 2008
	Average	Interest	Average	Average	Interest	Average
	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$10,227,260	$116,664	4.62%	$10,323,280	$164,725	6.41%
Residential mortgage	2,499,853	33,868	5.44	2,236,275	33,795	6.06
Retail	3,703,234	52,340	5.71	3,148,766	57,474	7.32

Total loans	16,430,347	202,872	4.99	15,708,321	255,994	6.55
Investments and other (1)	5,528,730	66,157	4.79	3,567,887	47,972	5.38

Total earning assets	21,959,077	269,029	4.94	19,276,208	303,966	6.33
Other assets, net	2,296,706			2,173,755

Total assets	$24,255,783			$21,449,963

Interest-bearing liabilities:
Savings deposits	$857,111	$322	0.15%	$860,836	$1,082	0.51%
Interest-bearing demand deposits	1,699,989	829	0.20	1,808,187	5,991	1.33
Money market deposits	4,945,174	11,566	0.95	3,974,406	24,454	2.47
Time deposits, excluding Brokered CDs	3,993,154	30,056	3.05	4,043,280	43,741	4.35

Total interest-bearing deposits, excluding Brokered CDs	11,495,428	42,773	1.51	10,686,709	75,268	2.83
Brokered CDs	864,185	3,826	1.80	630,541	6,238	3.98

Total interest-bearing deposits	12,359,613	46,599	1.53	11,317,250	81,506	2.90
Wholesale funding	6,098,266	26,608	1.76	5,293,797	50,247	3.81

Total interest-bearing liabilities	18,457,879	73,207	1.61	16,611,047	131,753	3.19
Noninterest-bearing demand deposits	2,686,363			2,326,309
Other liabilities	211,938			154,850
Stockholders’ equity	2,899,603			2,357,757

Total liabilities and stockholders’ equity	$24,255,783			$21,449,963

Net interest income and rate spread (1)		$195,822	3.33%		$172,213	3.14%

Net interest margin (1)			3.59%			3.58%
Taxable equivalent adjustment		$6,544			$7,096

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.